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                                                                      EXHIBIT 99


                                 REVOCABLE PROXY
                            1ST BANCORP VIENNA, INC.


                         SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER __, 1998

The undersigned, a shareholder of 1ST BANCORP VIENNA, INC. ("Bancorp") hereby constitutes and appoints __________________________ and _______________________
and each of them acting individually as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Special Meeting of Shareholders of Bancorp to be held on September __, 1998 at 11:00 a.m., and any adjournment or postponement thereof, to vote all shares which the undersigned would be entitled to cast if personally present, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement.

1.     A proposal to approve and adopt the
       Agreement and Plan of Merger between
       Bancorp and National City Bancshares, Inc.,
       as more fully described in the                  For   Against     Abstain
       accompanying Proxy Statement/Prospectus.        /  /   /  /         /  /

2.     To transact such other business as may
       properly come before the meeting.


       If not otherwise specified, the shares will be voted FOR Proposal 1. The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the notice of the meeting and the Proxy
Statement/Prospectus furnished herewith.

       In the event proxies representing a sufficient number of shares voting to approve the Agreement and Plan of Merger are not obtained before the meeting, a proposal to adjourn the meeting in order to solicit additional proxies will be put to a vote at the meeting.

Please be sure to sign and date                        Date ______________, 1998
this Proxy below.



-------------------------------               ----------------------------------
   (Shareholder sign above)                     Co-holder (if any) sign above


NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

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